Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 1998 included in the Annual Report on Form 10-K of Cotelligent, Inc., for the year ended March 31, 1998 and to all references to our Firm included in this Registration Statement.



/S/ Arthur Andersen LLP
_________________________
ARTHUR ANDERSEN LLP

San Francisco, California
November 19, 1998


NY03/67523.2
                                      II-8

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